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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 20, 1999


                          PREMISYS COMMUNICATIONS, INC.
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



         0-25684                                 94-3153847
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       (Commission                             (IRS Employer
       File Number)                            Identification No.)


   48664 Milmont Drive, Fremont, California               94538
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   (Address of principal executive offices)             (Zip Code)


                                 (510) 353-7600
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              (Registrant's telephone number, including area code)

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ITEM 5:  OTHER EVENTS.

         On October 20, 1999, Zhone Technologies, Inc., a Delaware corporation ("Parent"), Zhone Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for a cash tender offer ("Offer") by Merger Sub for all of the issued and outstanding shares of the Registrant's Common Stock together with the associated rights to purchase shares of Series A Junior Participating Preferred Stock, at a price of $10.00 per share, net to the seller in cash without interest. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn, that number of shares which would constitute not less than 75% of the outstanding shares of the Registrant's Common Stock, calculated on a fully diluted basis. The Merger Agreement also provides that the Offer will be followed by a merger ("Merger") of the Registrant with and into the Merger Sub, in which all remaining outstanding shares of the Registrant's Common Stock would be converted into the right to receive $10.00 per share, net to the seller in cash without interest.

         The Merger and the Offer also are conditioned on the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.

         In connection with the execution of the Merger Agreement, Parent entered into a stockholders agreement ("Stockholders Agreement") pursuant to which Raymond Lin, Nicholas Williams, and Boris Auerbuch have agreed to tender their shares in the Offer. In addition, pursuant to an option agreement ("Company Option Agreement"), the Registrant has granted Parent an option to purchase newly issued shares of the Registrant's Common Stock under certain circumstances if more than 85 percent but less than 90 percent of the outstanding shares of the Registrant's Common Stock are tendered in the Offer.

         In connection with the execution of the Merger Agreement, the Registrant's Board of Directors also approved an amendment to its Rights Agreement dated September 18, 1998 with ChaseMellon Shareholder Services, L.L.C. making the Rights Agreement inapplicable to the Offer, the Merger, the Merger Agreement, the Stockholders Agreement and the Company Option Agreement.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c)    Exhibits.

                  The following exhibits are filed with this Form 8-K:

                    2.1 Agreement and Plan of Merger dated as of October 20, 1999 by and among Zhone Technologies, Inc., Zhone Acquisition Corp. and Premisys Communications, Inc.

                    2.2 Company Option Agreement dated as of October 20, 1999 by and among Zhone Technologies, Inc., Zhone Acquisition Corp. and Premisys Communications, Inc.

                    2.3 Stockholders Agreement dated as of October 20, 1999 by and among Zhone Technologies, Inc., Zhone Acquisition Corp. and Raymond C. Lin, Boris J. Auerbuch and Nicholas J. Williams.

                    99.1 Press Release dated October 21, 1999.


                                       2
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PREMISYS COMMUNICATIONS, INC.



Date:  October 22, 1999                    By: /s/ John J. Hagedorn
                                               --------------------------------
                                               John J. Hagedorn
                                               Chief Financial Officer



                                       3
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                                  EXHIBIT INDEX


                    2.1 Agreement and Plan of Merger dated as of October 20, 1999 by and among Zhone Technologies, Inc., Zhone Acquisition Corp. and Premisys Communications, Inc.

                    2.2 Company Option Agreement dated as of October 20, 1999 by and among Zhone Technologies, Inc., Zhone Acquisition Corp. and Premisys Communications, Inc.

                    2.3 Stockholders Agreement dated as of October 20, 1999 by and among Zhone Technologies, Inc., Zhone Acquisition Corp. and Raymond C. Lin, Boris J. Auerbuch and Nicholas J. Williams.

                    99.1 Press Release dated October 21, 1999.